September 26, 2007

Access Integrated Technologies, Inc.

55 Madison Avenue, Suite 300

Morristown, NJ 07960

Ladies and Gentlemen:

We are acting as special counsel to Access Integrated Technologies, Inc., a Delaware corporation (the “Company”), in connection with the registration of the resale of 2,175,561 shares (the “Shares”) of the Company’s Class A common stock, $0.001 par value per share (the “Common Stock”), including (i) 210,868 shares of Common Stock (the “October 2006 Shares”) issued to security holders as part of the consideration due for prepayment of notes issued pursuant to a certain Securities Purchase Agreement, dated as of October 5, 2006, as amended by Amendment No. 1, dated February 9, 2007, by and among the Company and the purchasers signatory thereto, (ii) 715,000 shares of Common Stock (the “August 2007 Shares” and, together with the October 2006 Shares, the “Issued Shares”)) issued to security holders pursuant to a certain Securities Purchase Agreement, dated as of August 24, 2007, by and among the Company and the purchasers signatory thereto (the “Purchasers”), and the three-year 10% notes issued pursuant thereto (the “2007 Senior Notes”) and (iii) 1,249,875 shares of Common Stock (the “Interest Shares” and, together with the Issued Shares, the “Shares”) which may, at the Company’s option and subject to certain conditions, be issued to the Purchasers from time to time on a quarterly basis through September 30, 2008 as interest payments pursuant to the 2007 Senior Notes. The Company is filing concurrently herewith a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), with respect to the Shares.

In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) the Registration Statement, together with exhibits and schedules thereto, in the form filed with the Commission; (ii) the Company’s Fourth Amended and Restated Certificate of Incorporation, (iii) the Company’s By-Laws; and (iv) records of corporate proceedings of the Company, as made available to us by officers of the

KELLEY DRYE & WARREN LLP

September 26, 2007

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Company; and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements as to factual matters of officers and other representatives of the Company. We have been advised by the Company that all of the Shares are fully paid; we have relied upon such advice and have made no independent investigation thereof. Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that:

(a) the Issued Shares have been validly issued and are fully paid and non-assessable.

(b) the Interest Shares to be issued have been duly authorized, and when certificates for the Interest Shares have been duly executed by the Company, countersigned by a transfer agent, duly registered by a registrar for the Company’s Common Stock and issued in accordance with the terms of the 2007 Senior Notes, the Interest Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our Firm in the Prospectus included therein under the caption “Legal Matters”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as defined in Section 11 of the Act or the rules and regulations promulgated thereunder.

KELLEY DRYE & WARREN LLP

September 26, 2007

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This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Kelley Drye & Warren LLP